Exhibit 99.1

Waitr Holdings Inc. Announces Launch of Follow-on Public Offering

LAKE CHARLES, LA, May 16, 2019 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr”), a leader in on-demand food ordering and delivery, today announced that it has launched a proposed follow-on public offering of shares of its common stock (the “Offering”). In addition, Waitr expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock sold in the proposed Offering.

Waitr intends to use the net proceeds from the Offering for general corporate purposes, which may include, but is not limited to, acquisitions, expansion into new markets, working capital and the repayment of debt.

Jefferies and RBC Capital Markets are acting as joint book-running managers.

The securities described above are being offered by Waitr pursuant to a shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 4, 2019 and was declared effective on April 26, 2019. A preliminary prospectus supplement and the accompanying prospectus relating to the Offering have been filed by Waitr with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and the accompanying prospectus relating to the Offering will be filed by Waitr with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering may be obtained by contacting Jefferies, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com; or RBC Capital Markets, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

The Offering will be made only by means of a prospectus, including a prospectus supplement, that forms part of the registration statement referred to above. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Waitr Holdings Inc.

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. The Waitr platforms connect local restaurants to hungry diners in small and medium sized U.S. markets, providing a convenient way for diners to discover, order and receive great food from a wide variety of local restaurants and national chains. As of March 31, 2019, Waitr operated in small and medium sized markets in the United States across approximately 700 cities.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. The forward-looking statements include, but are not limited to, statements regarding the Offering, the use of proceeds from the Offering, and the filing of a final prospectus supplement. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Contacts:

Investors

WaitrIR@icrinc.com

or

Media

WaitrPR@icrinc.com